CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated August 20, 1998 appearing on page F-1 of Barrett Business Services, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP

Portland, Oregon
August 20, 1998